Sub-Item 77M

 MERGERS
Invesco Exchange-Traded Fund Trust II


Guggenheim Canadian Energy Income ETF into
PowerShares Canadian Energy Income Portfolio

    On December 19, 2017, the Board of Trustees of
PowerShares Exchange-Traded Fund Trust II ("PowerShares") approved an Agreement and Plan of Reorganization (the
"Agreement").  On April 10, 2018, at a Special Joint
Meeting for shareholders of Guggenheim Canadian Energy
Income ETF (the "Fund"), shareholders approved the
Agreement that provided for the reorganization of the Fund into PowerShares Canadian Energy Income Portfolio (the
"Acquiring Fund"), an investment portfolio of PowerShares
(the "Reorganization"). Pursuant to the Agreement, after the close of business on May 18, 2018, the Acquiring Fund acquired all or substantially all of the assets and all of the stated liabilities included in the financial statements of the Fund, and PowerShares issued shares of the Acquiring
Fund to the Fund's shareholders. The value of each Fund shareholder's account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction.

     On June 4, 2018, PowerShares Canadian Energy Income
Portfolio changed its name to Invesco Canadian Energy
Income ETF and PowerShares Exchange-Traded Fund Trust II changed its name to Invesco Exchange-Traded Fund Trust II.


Guggenheim China Real Estate ETF into
PowerShares China Real Estate Portfolio

    On December 19, 2017, the Board of Trustees of
PowerShares Exchange-Traded Fund Trust II ("PowerShares") approved an Agreement and Plan of Reorganization (the
"Agreement").  On March 16, 2018, at a Special Joint
Meeting for shareholders of Guggenheim China Real Estate
ETF (the "Fund"), shareholders approved the Agreement that provided for the reorganization of the Fund into PowerShares China Real Estate Portfolio (the "Acquiring
Fund"), an investment portfolio of PowerShares (the
"Reorganization"). Pursuant to the Agreement, after the close of business on April 6, 2018, the Acquiring Fund acquired all or substantially all of the assets and all of the stated liabilities included in the financial statements of the Fund, and PowerShares issued shares of the Acquiring
Fund to the Fund's shareholders. The value of each Fund shareholder's account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction.

     On June 4, 2018, PowerShares China Real Estate
Portfolio changed its name to Invesco China Real Estate ETF and PowerShares Exchange-Traded Fund Trust II changed its name to Invesco Exchange-Traded Fund Trust II.


Guggenheim China Small Cap ETF into
PowerShares China Small Cap Portfolio

    On December 19, 2017, the Board of Trustees of
PowerShares Exchange-Traded Fund Trust II ("PowerShares") approved an Agreement and Plan of Reorganization (the
"Agreement").  On April 10, 2018, at a Special Joint
Meeting for shareholders of Guggenheim China Small Cap ETF
(the "Fund"), shareholders approved the Agreement that provided for the reorganization of the Fund into PowerShares China Small Cap Portfolio (the "Acquiring
Fund"), an investment portfolio of PowerShares (the
"Reorganization"). Pursuant to the Agreement, after the close of business on May 18, 2018, the Acquiring Fund acquired all or substantially all of the assets and all of the stated liabilities included in the financial statements of the Fund, and PowerShares issued shares of the Acquiring
Fund to the Fund's shareholders. The value of each Fund shareholder's account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction.

     On June 4, 2018, PowerShares China Small Cap Portfolio changed its name to Invesco China Small Cap ETF and PowerShares Exchange-Traded Fund Trust II changed its name to Invesco Exchange-Traded Fund Trust II.


Guggenheim Frontier Markets ETF into
PowerShares Frontier Markets Portfolio

    On December 19, 2017, the Board of Trustees of
PowerShares Exchange-Traded Fund Trust II ("PowerShares") approved an Agreement and Plan of Reorganization (the
"Agreement").  On March 16, 2018, at a Special Joint
Meeting for shareholders of Guggenheim Frontier Markets ETF
(the "Fund"), shareholders approved the Agreement that provided for the reorganization of the Fund into PowerShares Frontier Markets Portfolio (the "Acquiring
Fund"), an investment portfolio of PowerShares (the
"Reorganization"). Pursuant to the Agreement, after the close of business on April 6, 2018, the Acquiring Fund acquired all or substantially all of the assets and all of the stated liabilities included in the financial statements of the Fund, and PowerShares issued shares of the Acquiring
Fund to the Fund's shareholders. The value of each Fund shareholder's account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction.

     On June 4, 2018, PowerShares Frontier Markets
Portfolio changed its name to Invesco Frontier Markets ETF and PowerShares Exchange-Traded Fund Trust II changed its name to Invesco Exchange-Traded Fund Trust II.


Guggenheim MSCI Global Timber ETF into
PowerShares MSCI Global Timber Portfolio

     On December 19, 2017, the Board of Trustees of
PowerShares Exchange-Traded Fund Trust II ("PowerShares") approved an Agreement and Plan of Reorganization (the
"Agreement").  On March 16, 2018, at a Special Joint
Meeting for shareholders of Guggenheim MSCI Global Timber
ETF (the "Fund"), shareholders approved the Agreement that provided for the reorganization of the Fund into PowerShares MSCI Global Timber Portfolio (the "Acquiring
Fund"), an investment portfolio of PowerShares (the
"Reorganization"). Pursuant to the Agreement, after the close of business on April 6, 2018, the Acquiring Fund acquired all or substantially all of the assets and all of the stated liabilities included in the financial statements of the Fund, and PowerShares issued shares of the Acquiring
Fund to the Fund's shareholders. The value of each Fund shareholder's account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction.

     On June 4, 2018, PowerShares MSCI Global Timber
Portfolio changed its name to Invesco MSCI Global Timber
ETF and PowerShares Exchange-Traded Fund Trust II changed its name to Invesco Exchange-Traded Fund Trust II.


Guggenheim S&P Global Dividend Opportunities Index ETF into
PowerShares S&P Global Dividend Opportunities Index
Portfolio

     On December 19, 2017, the Board of Trustees of
PowerShares Exchange-Traded Fund Trust II ("PowerShares") approved an Agreement and Plan of Reorganization (the
"Agreement").  On March 16, 2018, at a Special Joint
Meeting for shareholders of Guggenheim S&P Global Dividend
Opportunities Index ETF (the "Fund"), shareholders approved the Agreement that provided for the reorganization of the Fund into PowerShares S&P Global Dividend Opportunities
Index Portfolio (the "Acquiring Fund"), an investment portfolio of PowerShares (the "Reorganization"). Pursuant to the Agreement, after the close of business on April 6, 2018, the Acquiring Fund acquired all or substantially all of the assets and all of the stated liabilities included in the financial statements of the Fund, and PowerShares issued shares of the Acquiring Fund to the Fund's shareholders. The value of each Fund shareholder's account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction.

     On June 4, 2018, PowerShares S&P Global Dividend
Opportunities Index Portfolio changed its name to Invesco
S&P Global Dividend Opportunities Index ETF and PowerShares
Exchange-Traded Fund Trust II changed its name to Invesco
Exchange-Traded Fund Trust II.


Guggenheim International Multi-Asset Income ETF into
PowerShares Zacks International Multi-Asset Income
Portfolio

    On December 19, 2017, the Board of Trustees of
PowerShares Exchange-Traded Fund Trust II ("PowerShares") approved an Agreement and Plan of Reorganization (the
"Agreement").  On March 16, 2018, at a Special Joint
Meeting for shareholders of Guggenheim International Multi-
Asset Income ETF (the "Fund"), shareholders approved the
Agreement that provided for the reorganization of the Fund into PowerShares Zacks International Multi-Asset Income
Portfolio (the "Acquiring Fund"), an investment portfolio of PowerShares (the "Reorganization"). Pursuant to the
Agreement, after the close of business on April 6, 2018, the Acquiring Fund acquired all or substantially all of the assets and all of the stated liabilities included in the financial statements of the Fund, and PowerShares issued shares of the Acquiring Fund to the Fund's shareholders.
The value of each Fund shareholder's account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The
Reorganization was structured as a tax-free transaction.

     On June 4, 2018, PowerShares Zacks International
Multi-Asset Income Portfolio changed its name to Invesco
Zacks International Multi-Asset Income ETF and PowerShares
Exchange-Traded Fund Trust II changed its name to Invesco
Exchange-Traded Fund Trust II.



Guggenheim Shipping ETF into
PowerShares Shipping Portfolio

     On December 19, 2017, the Board of Trustees of
PowerShares Exchange-Traded Fund Trust II ("PowerShares") approved an Agreement and Plan of Reorganization (the
"Agreement").  On March 16, 2018, at a Special Joint
Meeting for shareholders of Guggenheim Shipping ETF (the
"Fund"), shareholders approved the Agreement that provided for the reorganization of the Fund into PowerShares
Shipping Portfolio (the "Acquiring Fund"), an investment portfolio of PowerShares (the "Reorganization"). Pursuant to the Agreement, after the close of business on April 6, 2018, the Acquiring Fund acquired all or substantially all of the assets and all of the stated liabilities included in the financial statements of the Fund, and PowerShares issued shares of the Acquiring Fund to the Fund's shareholders. The value of each Fund shareholder's account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction.

     On June 4, 2018, PowerShares Shipping Portfolio changed its name to Invesco Shipping ETF and PowerShares
Exchange-Traded Fund Trust II changed its name to Invesco
Exchange-Traded Fund Trust II.


For a more detailed discussion on the Reorganizations, please see the Agreement and Plan of Reorganization filed herein under item 77Q1(g).